                                                                   EXHIBIT 10.18

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND THE STATE ACTS.

THE RIGHT TO SELL, TRANSFER OR OTHERWISE DISPOSE OF OR PLEDGE THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS, WHICH INCLUDE CO-SALE AND RIGHT OF FIRST REFUSAL RESTRICTIONS ON THE SALE OF THE SECURITIES AND A VOTING AGREEMENT, SET FORTH IN A STOCKHOLDERS' AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS AND ITS REGISTERED OFFICE.


_________ Shares of Common Stock                            Warrant No. 1996-___


                                    WARRANT
                        To Purchase the Common Stock of
                    North American Technologies Group, Inc.


     1.   GRANT OF WARRANT.  THIS IS TO CERTIFY THAT _____________________, a
          ----------------
____________________, or its permitted registered assigns ("Holder"), is entitled to exercise this Warrant to purchase from North American Technologies Group, Inc., a Delaware corporation ("Company"), ___________________ (_______)
shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"), all on the terms and conditions and pursuant to the provisions hereinafter set forth. This Warrant is being granted pursuant to the terms of that certain Stock and Warrant Purchase Agreement, of even date herewith (the "Agreement"), by and among the Company, Holder and certain other parties, and the Company and Holder intend to be bound hereby and thereby. Any capitalized terms not defined herein will have the meanings set forth in the Agreement.

     2.   EXERCISE PRICE.  The exercise price per share of Common Stock shall be
          --------------
$1.00 (the "Exercise Price"). Such Exercise Price and the number of shares of Common Stock into which this Warrant is exercisable are subject to adjustment from time to time as provided herein.

     3.   EXERCISE PERIOD.  This Warrant is exercisable at any time or from time
          ---------------
to time on or before April 8, 2004 (the "Expiration Date"), subject to the remaining provisions of this SECTION 3. If, prior to the Expiration Date, the Company gives written notice to Holder to the effect that (a) the average of the last reported sale prices of Common Stock for the Trading Days (as defined herein) included within a six-month period ending immediately prior to the date of such notice (the "Subject Period") is equal to or greater than $5.00 per share and (b) during the Subject Period, Holder could have exercised its rights to effect a "Demand Registration", a "Piggyback Registration", or a registration on Form S-3, as such terms are defined or used in SECTION 5 of the Agreement, then Holder must, within thirty (30) days after receipt of such notice, elect to exercise its right hereunder to purchase Common Stock in an amount equal to X minus Y (but not less than zero), where "X" is equal to forty percent (40%) of the total number shares of Common Stock which Holder may purchase as of the date of the original issuance of this Warrant, and where "Y" is equal to the aggregate number of shares of Common Stock which Holder has previously elected to purchase pursuant to the terms of this Warrant. The failure of Holder to exercise its right to purchase such shares of Common Stock within the aforementioned 30-day period shall mean that Holder shall have waived forever its rights hereunder to so purchase such shares of Common Stock, and such right to purchase such shares shall automatically terminate. As used above in this
SECTION 3 with respect to Common Stock, the last reported sales price per share shall mean the reported closing sales price per share on the principal national securities exchange on which the shares of Common Stock are at the time listed on such day, or, if no such sale takes place on a day, the average of the reported closing bid and asked prices, or, if the shares of Common Stock shall not be so listed, the average of the high bid and low ask prices in the over-the-counter market as report by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Inc., or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. As used in this SECTION 3, the term "Trading Days" shall mean (i) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business or (ii) if the Common Stock is quoted on the National Association of Securities Dealers' Automated Quotation System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

     4.   EXERCISE PROCEDURE.
          ------------------

          (a) In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 4710 Bellaire Blvd., Suite 301, Bellaire, Texas 77401, or at such other office as shall be designated by the Company pursuant to the Agreement:

                    (i) written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased pursuant to such exercise;

                    (ii) either (A) cash payable to the order of the Company, or
          (B) notice that the exercise price is satisfied by reduction of the number of shares to be received by Holder upon exercise of this Warrant as provided in SECTION 5 below, with the amount of such reduction of shares specified in such notice; in each case such cash payment or reduction of shares to be in an amount equal to the aggregate purchase price for all shares of Common Stock to be purchased pursuant to such exercise; and

                    (iii) this Warrant, properly indorsed.

          (b) Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) days thereafter, execute and deliver or cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be registered in the name of such Holder, or, subject to the restrictions set forth in the Agreement, such other name as shall be designated in said notice.

          (c) This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date that said notice, together with said payment and this Warrant, is received by the Company as aforesaid. The Holder of this Warrant shall not, by virtue of its ownership of this Warrant, be entitled to any rights of a shareholder in the Company, either at law or in equity; provided, however, such Holder shall, for all purposes, be deemed to have become the Holder of record of such shares on the date on which this Warrant is surrendered to the Company in the immediately preceding sentence. If the exercise is for less than all of the shares of Common Stock issuable, as provided in this Warrant, the Company will issue a new Warrant of like tenor and date for the balance of such shares issuable hereunder to Holder. The Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all of the provisions of this Warrant.

          (d) The Company shall use its best efforts to promptly cause its Certificate of Incorporation to be amended, or other required related action to be taken, so as to cause a sufficient number of shares of Common Stock to be available and to be reserved to permit the exercise in full of this Warrant and all other warrants of like tenor issued in connection with the Agreement. In the event that, on the date the Holder exercises its right to purchase shares of Common Stock in accordance with the terms hereof, there is not then available a sufficient number of unreserved shares of Common Stock or shares reserved for issuance in connection with this Warrant to permit such exercise, then the Company shall, in lieu thereof, issue as many shares of Common Stock so to be purchased as are then available for exercise of this Warrant and pay to such exercising Holder in cash, an amount equal to the product of: (i) the then current fair market value of a share of Common Stock less the then existing Exercise Price of this Warrant (as determined in accordance with the provisions of SECTION 9(E) of this Warrant), multiplied by (ii) the number of shares of Common Stock that would otherwise be required to have been delivered by the Company upon such exercise but are then unavailable.

     5.   TAXES.  The issuance of any capital stock or other certificate upon
          -----
the exercise of this Warrant shall be made without charge to the registered Holder hereof, or for any tax in respect of the issuance of such certificate; provided, however, that the Company shall not be required to pay any tax which results from the issuance and delivery of any capital stock or other certificate upon the exercise of this Warrant in a name other than the Holder of this Warrant.

     6.   TRANSFER.
          --------

          (a) Except as otherwise provided in the Agreement and the Stockholders' Agreement, this Warrant and all options and rights hereunder are transferable, as to all or any part of the number of shares of Common Stock purchasable upon its exercise, by Holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the form of transfer authorization attached hereto duly executed. The Company shall deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred in part, the Company shall at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares of Common Stock not transferred.

          (b) Anything in this Warrant to the contrary notwithstanding, if, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant shall not be registered under the Securities Act of 1933, as amended, and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that (i) the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion of counsel is reasonably acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws and (ii) the Holder or transferee execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company. The first Holder of this Warrant, by taking and holding the same, represents to the Company that such Holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

     7.   CASH IN LIEU OF FRACTIONAL SHARES.  The Company shall not be required
          ---------------------------------
to issue fractional shares upon the exercise of this Warrant. If Holder of this Warrant would be entitled on the exercise of any rights evidenced hereby, to receive a fractional interest in a share, the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the current market value of a share of Common Stock, which current market value shall be the last reported sale price (determined as provided in SECTION 9(E) hereof) on the Trading Day immediately preceding the date of the exercise.

     8.   REGISTRATION RIGHTS.  The Common Stock into which this Warrant is
          -------------------
exercisable is subject to registration rights as provided in the Agreement.

     9.   ADJUSTMENTS.  If any of the following events shall occur at any time
          -----------
or from time to time prior to the Expiration Date, the following adjustments shall be made in the Exercise Price and/or the number of shares then purchasable upon the exercise of this Warrant, as appropriate:

          (a) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares purchasable under this Warrant shall be proportionately increased; and conversely, in case the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares purchasable hereunder shall be proportionately reduced.

          (b) If the Company shall declare a dividend on its Common Stock payable in capital stock or other securities of the Company or of any other corporation, or in cash or other property, to holders of record of Common Stock as of a date prior to the date of exercise of this Warrant, Holder shall, without additional cost, be entitled to receive upon the exercise of this Warrant, in addition to the Common Stock to which Holder is otherwise entitled upon such exercise, the number of shares of Common Stock or other securities, cash or property that Holder would have been entitled to receive if Holder had been a holder of the number of shares of Common Stock that Holder actually receives upon exercise of this Warrant on such record date.

          (c) In case of any capital reorganization or reclassification of the Common Stock, or the consolidation or merger of the Company with or into another corporation, or any sale of all or substantially all of the Company's property or assets, or any liquidation of the Company, Holder, upon the exercise of this Warrant on or before the record date for determination of shareholders entitled thereto, shall receive, in lieu of any shares of Common Stock, the proportionate share of all stock, securities or other property issued, paid or delivered for or on all of the Common Stock as is allocable to the shares of Common Stock then exercisable under this Warrant.

          (d) The number of shares into which this Warrant is exercisable shall also be subject to adjustments from time to time as follows:

                    (i)(A) If the Company shall issue any Additional Shares of Common Stock (as defined in the Certificate of Designations for the Series F Preferred), without consideration or for a consideration per share less than $1.00 (as may be adjusted upwards or downwards from time to time to reflect the events under SECTION 9(A)) (the "Threshold Price"), then and in each such event the Exercise Price shall be reduced to a price (calculated to the nearest cent) determined by multiplying the Exercise Price by a fraction (I) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of the Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued (determined in the manner provided for in PARAGRAPHS
          (D)(II) and (D)(III) of this SECTION 9) would purchase at the Threshold Price and (II) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued. For purposes of the foregoing sentence, the total number of shares of Common Stock outstanding shall be deemed to include the number of shares of Common Stock that would be outstanding if all outstanding securities exercisable for or convertible into Common Stock were so exercised or converted, and all securities exercisable for or convertible into securities exercisable for or convertible into Common Stock were exercised or converted, as applicable, and then converted or exercised, as applicable.

               (B) If the Company shall issue options to purchase or rights to subscribe for Additional Shares of Common Stock, or securities convertible or exchangeable into Additional Shares of Common Stock, the following shall be taken into account in making the adjustments set forth in SECTION 9(D)(I)(A):

                    (I) The aggregate maximum number of Additional Shares of
               Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Additional Shares of Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in PARAGRAPHS (D)(II) and (D)(III) of this SECTION 9), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Additional Shares of Common Stock covered thereby; and

                    (II) The aggregate number of shares of Common Stock
               deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in PARAGRAPHS (D)(II) and
               (D)(III) of this SECTION 9); and

                    (III) In the event of any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the number of shares into which this Warrant is exercisable in effect at the time shall forthwith be readjusted to the number of shares as would have been obtained had the adjustment that was made upon the issuance of such options, rights or securities not converted prior to such change (or the options or rights related to such securities not converted prior to such change) been made upon the basis of such change; and

                    (IV) No further adjustment of the number of shares into
               which this Warrant is exercisable, if such number was previously adjusted under this SECTION 9(D), shall be made for the actual issuance of Common Stock (or the issuance of securities convertible into Common Stock upon the exercise of any such options or rights) upon the exercise of any such options or rights or the conversion or exchange of such securities after the adjustments have been made under this PARAGRAPH (D)(I)(B) of this
               SECTION 9.

               (C) Notwithstanding anything else contained herein to the contrary, if the Company shall default in its obligations pursuant to the terms of Section 4.16 of the Agreement, then during the term of such default the Exercise Price hereunder shall be the lower of (i) the then applicable Exercise Price and (ii) seventy five percent (75%) of the applicable Market Price per share of Common Stock. The "Market Price" per share of Common Stock shall be the average closing bid price per share of Common Stock during the twenty (20) trading days immediately preceding the date of such exercise, as such bid price is reported by NASDAQ/NMS, or the average closing bid price in the over-the-counter market if other than NASDAQ/NMS, or in the event the Common Stock is listed on a stock exchange, the Market Price shall be the average closing bid price on such exchange, as reported in the Wall Street Journal.

               (D) Notwithstanding anything else contained herein to the contrary, in the event that the Company shall default in either of its obligations pursuant to the terms of Section 4.20 of the Agreement, then the Exercise Price shall be reduced to an amount equal to ninety five percent (95%) of the Exercise Price then in effect.


                    (ii) In the case of the issuance of Additional Shares of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (iii) In the case of the issuance of Additional Shares of Common Stock for a consideration in whole or in part other than cash, the amount of the consideration other than cash received by the Company therefor shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the market price thereof (determined as provided in SECTION 9 hereof) as of the date of receipt, but in each such case without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In computing the market price of a note or other obligation that is not listed or admitted to trading on any securities exchange or quoted in the National Association of Securities Dealers' Automated Quotation System or reported by the National Quotation Bureau, Inc. or a similar reporting organization, the total consideration to be received by the Company thereunder (including interest) shall be discounted to present value at the prime rate of interest of NationsBank of Texas, N.A. in effect at the time the note or obligation is deemed to have been issued. In case any Additional Shares of Common Stock shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets of such merged corporation as the Board of Directors shall determine to be attributable to such Additional Shares of Common Stock.

          (e) For the purposes of any computation under SECTION 9(B) or 9(D) of this Warrant, the market price of the security in question on any day shall be valued as follows:

                    (i) If traded on a national securities exchange or the NASDAQ National Market System ("NASDAQ/NMS"), the value shall be deemed to be the average of the security's closing prices on such exchange or NASDAQ/NMS over the thirty (30) day period ending three
          (3) days prior to the distribution;

                    (ii) If actively traded over-the-counter (other than NASDAQ/NMS), the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and


                   (iii) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors.

          The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in CLAUSES
     (I), (II) or (III) to reflect the fair market value thereof as determined in good faith by the Board of Directors. The Holders of this Warrant shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this SECTION 9(E), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging party, the cost of such appraisal to be borne equally by the Corporation and the challenging party.

          (f) No adjustment of the Exercise Price shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (i) the Exercise Price on the original adjustment date, or (ii) the Exercise Price that would have resulted from any actual issuance of Additional Stock between the original adjustment date and such readjustment date.

     10.  NOTICES OF CERTAIN EVENTS.
          -------------------------

          (a) In the event of (i) any setting by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends (other than a required dividend on shares of the Company's Series D Convertible Preferred Stock) or other distributions, or any right to subscribe for, purchase or otherwise acquire any shares, options, interests, participation or other equivalents (howsoever designated) of or in the Company, whether voting or nonvoting, including without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing ("Stock") or any other securities or property, or to receive any other right, or (ii) any capital reorganization of the Company, or reclassification or recapitalization of the Stock of the Company or any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with or into, any other entity or person, or (iii) any voluntary dissolution or winding up of the Company, or (iv) any proposed issue or grant by the Company of any Additional Shares of Common Stock or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or any other securities of the Company (other than Common Stock issued pursuant to exercise of this Warrant) then and in each such event the Company will mail or cause to be mailed to Holder of this Warrant at the time outstanding a notice specifying, as the case may be, (A) the date on which any such record is to be set for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution, or right; (B) the date as of which the holders of record shall be entitled to vote on any reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding-up; (C) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other Stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other Stock or securities) for securities or other property deliverable upon such event; or (D) the amount and character of any Stock or Additional Shares of Common Stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the consideration to be received therefor and, in the case of rights or options, the exercise price thereof, and the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant will be offered or made. Any such notice shall be given as provided in SECTION 9.5 of the Agreement, at least twenty (20) days prior to the date therein specified and the Holder of this Warrant may exercise this Warrant within the thirty (30) day period from the date of mailing of such notice.

          (b) If there shall be any adjustment as provided in SECTION 9, or if securities or property other than shares of Common Stock of the Company shall become purchasable in lieu of shares of such Common Stock upon exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of Holder, furnish or cause to be furnished to Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant. At the request of Holder and upon surrender of this Warrant, the Company shall reissue this Warrant in a form conforming to such adjustments.

     11.  LOST, STOLEN, MUTILATED, OR DESTROYED WARRANT.  If this Warrant shall
          ---------------------------------------------
become mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity, including, without limitation, the delivery by the Holder to the Company (at the Holder's expense) of an affidavit of lost instrument and an indemnity agreement, issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated or destroyed. The Holder agrees to pay the reasonable expenses incurred by the Company in connection with such reissuance. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

     12.  APPLICABLE LAW.  THIS WARRANT SHALL BE INTERPRETED AND THE RIGHTS OF
          --------------
THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF DELAWARE.


     13.  SUCCESSORS AND ASSIGNS.  This Warrant and the rights evidenced hereby
          ----------------------
shall inure to the benefit of and be binding upon the successors and assigns of the Holder hereof and, shall be enforceable by any such Holder.

     14.  HEADINGS.  Headings of the paragraphs in this Warrant are for
          --------
convenience and reference only and shall not, for any purpose, be deemed a part of this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued.

     DATED as of April ___, 1996.

                                     NORTH AMERICAN TECHNOLOGIES GROUP, INC.


                                     By:
                                        ------------------------------------
                                        Tim B. Tarrillion, President and
                                        Chief Executive Officer

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